Exhibit 99.1

LiveVox Announces Third Quarter 2021 Financial Results
Third quarter total revenue of $30.5 million, up 20.2% year-over-year
Third quarter contract revenue of $23.1 million, up 26.3% year-over-year

SAN FRANCISCO, CA – November 11, 2021 - LiveVox Holdings, Inc. (“LiveVox” or the “Company”) (NASDAQ: LVOX), a leading global enterprise cloud communications company, today announced financial results for the third quarter ended September 30, 2021.
“We executed incredibly well in Q3, highlighted by record revenue of $30.5 million, and contract revenue of $23.1 million, both of which exceeded the high end of our guidance range. Additionally, we achieved record bookings in the quarter which puts us on track for our strongest bookings year in company history,” said Louis Summe, CEO and Co-Founder of LiveVox. “We are also thrilled to announce our largest ever new logo deal with ARR1 of $3.3 million, and we are seeing both new and existing customers opt for an increasing number of our products. I am incredibly optimistic about both the fundamentals of our business, and the secular tailwinds driving momentum into our full enterprise, blended omnichannel platform.”

Third Quarter 2021 Financial Highlights
•Revenue2: Total revenue for the third quarter of 2021 was $30.5 million, up 20.2% compared to $25.4 million in the third quarter of 2020.
•Contract Revenue: Contract revenue was $23.1 million, up 26.3% compared to $18.2 million for the third quarter of 2020.
•Gross Profit: Gross profit was $17.0 million, up 8.4% compared to $15.7 million for the third quarter of 2020.
•Non-GAAP Gross Profit* and Non-GAAP Gross Margin*: Non-GAAP gross profit was $18.1 million, up 8.5% compared to $16.7 million for the third quarter of 2020; Non-GAAP gross margin was 59.5% after adjusting for stock-based compensation, depreciation and amortization and long-term incentive compensation triggered by the closing of the merger with Crescent Acquisition Corp. during the quarter, compared to 65.9% in the third quarter of 2020.
•Net loss: Net loss was $11.3 million for the third quarter of 2021, compared to net loss of $0.3 million for the third quarter of 2020.
1 ARR is defined as the annualized recurring revenue of an active subscription contract.
2 Total revenue is comprised of recurring subscription revenue and implementation revenue. Subscription revenue is comprised of contract revenue (revenue derived from usage committed under contract) and excess usage revenue (revenue derived from usage amounts higher than the minimum usage under contract).

•Adjusted EBITDA*: Adjusted EBITDA loss was $6.3 million for the third quarter of 2021, compared to Adjusted EBITDA of $2.7 million for the third quarter of 2020.
* Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

Business Outlook
In determining the financial guidance to provide to investors, the Company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook and the continued uncertainty of COVID-19 and its potential impact on the Company’s results. Since the beginning of the COVID-19 pandemic, excess usage revenue has been negatively impacted by the effect of government stimulus provided to consumers in response to the COVID-19 pandemic, including, without limitation, direct stimulus payments to consumers, enhanced and extended unemployment benefits, rent abatements and mortgage and student loan forbearances. These programs have reduced consumer credit origination and servicing activity for a significant number of the Company’s customers. In determining the financial guidance for the fourth quarter and the full year 2021 set forth below, the Company has assumed that the negative impact to excess usage revenue from such stimulus will remain the same as current levels for the remainder of the year. As such, LiveVox is providing guidance for its fourth quarter and full year 2021 as follows:

•Fourth Quarter 2021 Guidance:
◦Total revenue is expected to be in the range of $31.2 to $32.2 million, representing growth of 11% to 15% year-over-year.
◦Contract revenue is expected to be in the range of $23.9 to $24.4 million, representing growth of 19% to 22% year-over-year.
◦Excess usage revenue is expected to be in the range of $7.3 to $7.8 million, representing a decrease of 4% to 9% year-over-year, assuming that the usage multiplier (total revenue divided by contract revenue) remains at current pandemic-impacted levels for the fourth quarter.
•Full Year 2021 Guidance:
◦Total revenue is now expected to be in the range of $118.6 to $119.6 million, representing growth of 16% to 17% year-over-year.
◦Contract revenue is now expected to be in the range of $90.1 to $90.6 million, representing growth of 25% to 26% year-over-year.
◦Excess usage revenue is expected to be in the range of $28.5 to $29.0 million, representing a decline of 6% to 7% year-over-year, assuming that the usage multiplier (total revenue divided by contract revenue) remains at current pandemic-impacted levels for the remainder of the year.
•Preliminary Full Year 2022 Guidance:

◦For the full year 2022, while we are still not providing formal guidance, we do reaffirm a minimum year-over-year growth rate in Contract Revenue of 25% based on our recent bookings momentum.

Quarterly Conference Call
LiveVox will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the third quarter ended September 30, 2021. To access this call, dial 855-327-6837 for the U.S. or Canada, or 631-891-4304 for callers outside the U.S. or Canada. A live webcast of the conference call will be accessible from the Investors section of LiveVox’s website, and a recording will be archived. An audio replay of this conference call will also be available through November 25, 2021, by dialing 844-512-2921 for the U.S. or Canada (or 412-317-6671 for callers outside the U.S. or Canada) and entering passcode 10016535.

About LiveVox Inc.
LiveVox (NASDAQ: LVOX) is a next-generation contact center platform that powers more than 14 billion interactions a year. By seamlessly integrating omnichannel communications, CRM, AI, and WFO capabilities, the Company’s technology delivers an exceptional agent and customer experience while reducing compliance risk. With 20 years of cloud experience and expertise, LiveVox’s CCaaS 2.0 platform is at the forefront of cloud contact center innovation. The Company has more than 500 global employees and is headquartered in San Francisco, with offices in Atlanta, Columbus, Denver, New York City, St. Louis, Medellin (Colombia) and Bangalore (India). For more information visit: http://www.livevox.com

Forward-Looking Statements
Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "would," "should," "future," "propose," "target," "goal," "objective," "outlook" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to expected bookings, expected revenue and annual recurring revenue from contracts, growth expectations, and future financial results, including guidance. These statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LiveVox’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. LiveVox assumes no obligation to update or revise any such forward-looking statements except as required by law.

Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination with Crescent Acquisition Corp.; costs related to the recently completed business combination with Crescent Acquisition Corp.; LiveVox’s ability to manage growth; LiveVox’s ability to execute its business plan and meet its projections; potential litigation involving LiveVox; changes in applicable laws or regulations; the possibility that LiveVox may be adversely affected by other economic, business, and competitive factors; the impact of the continuing COVID-19 pandemic on LiveVox’s business as well as those factors described in the "Risk Factors" section of our filings with the Securities and Exchange Commission ("SEC").

The information contained in this press release is summary information that is intended to be considered in the context of LiveVox’s SEC filings and other public announcements that LiveVox may make, by press release or otherwise, from time to time. LiveVox also uses its website to distribute company information, including performance information, and such information may be deemed material. Accordingly, investors should monitor LiveVox’s website (http://www.livevox.com). LiveVox undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about LiveVox and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of LiveVox or information about the market, as indicative of future results, the achievement of which cannot be assured.

Consolidated Statements of Operations and Comprehensive Loss
(Unaudited) (In thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Revenue	$30,507	$25,390	$87,365	$74,414
Cost of revenue	13,479	9,682	46,274	29,267
Gross profit	17,028	15,708	41,091	45,147
Operating expenses
Sales and marketing expense	12,227	6,552	48,820	21,653
General and administrative expense	7,642	3,246	37,159	9,705
Research and development expense	8,130	5,157	44,479	14,660
Total operating expenses	27,999	14,955	130,458	46,018
Income (loss) from operations	(10,971)	753	(89,367)	(871)
Interest expense, net	1,033	973	2,918	2,926
Change in the fair value of warrant liability	(300)	—	(675)	—
Other expense (income), net	(460)	(6)	(435)	76
Total other expense, net	273	967	1,808	3,002
Pre-tax loss	(11,244)	(214)	(91,175)	(3,873)
Provision for income taxes	100	116	187	529
Net loss	$(11,344)	$(330)	$(91,362)	$(4,402)
Comprehensive loss
Net loss	(11,344)	(330)	(91,362)	(4,402)
Other comprehensive income (loss)	(41)	15	(27)	(99)
Comprehensive loss	$(11,385)	$(315)	$(91,389)	$(4,501)
Net loss per share—basic and diluted	$(0.12)	$—	$(1.20)	$(0.07)
Weighted average shares outstanding—basic and diluted	91,444	66,637	76,122	66,637

Consolidated Balance Sheets
(In thousands, except per share data)

	As of
	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,980	$18,098
Restricted cash, current	—	1,368
Accounts receivable, net	17,052	13,817
Deferred sales commissions, current	2,490	1,521
Prepaid expenses and other current assets	6,948	2,880
Total Current Assets	131,470	37,684
Property and equipment, net	3,286	3,505
Goodwill	47,481	47,481
Intangible assets, net	21,310	18,688
Operating lease right-of-use assets	5,897	3,858
Deposits and other	687	2,334
Deferred sales commissions, net of current	6,219	3,208
Deferred tax asset	79	—
Restricted cash, net of current	100	100
Total Assets	$216,529	$116,858

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,275	$3,521
Accrued expenses	12,949	11,667
Deferred revenue, current	1,074	1,140
Term loan, current	561	1,440
Operating lease liabilities, current	1,894	1,353
Finance lease liabilities, current	80	392
Total current liabilities	20,833	19,513
Long term liabilities:
Line of credit	—	4,672
Deferred revenue, net of current	249	237
Term loan, net of current	54,572	54,604
Operating lease liabilities, net of current	4,547	3,088
Finance lease liabilities, net of current	18	38
Deferred tax liability, net	—	193
Warrant liability	1,333	—
Other long-term liabilities	370	372
Total liabilities	81,922	82,717

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 25,000 shares authorized, none issued and outstanding as of September 30, 2021; none authorized, issued and outstanding as of December 31, 2020	—	—

Common stock, $0.0001 par value per share; 500,000 shares authorized as of September 30, 2021 and December 31, 2020; 90,547 and 66,637 shares issued and outstanding as of September 30, 2021 and December 31, 2020	9	7
Additional paid-in capital	251,021	59,168
Accumulated other comprehensive loss	(233)	(206)
Accumulated deficit	(116,190)	(24,828)
Total stockholders’ equity	134,607	34,141
Total liabilities & stockholders’ equity	$216,529	$116,858

Consolidated Statements of Cash Flows
(Unaudited) (Dollars in thousands)

	For the nine months ended September 30,
	2021	2020
Operating activities:
Net loss	$(91,362)	$(4,402)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,475	1,377
Amortization of identified intangible assets	3,358	3,142
Amortization of deferred loan origination costs	102	107
Amortization of deferred sales commissions	1,368	887
Non-cash lease expense	1,207	898
Stock compensation expense	1,458	470
Equity incentive bonus	32,863	—
Bad debt expense	110	624
Loss on disposition of asset	—	10
Deferred income tax benefit	(272)	(382)
Change in the fair value of the warrant liability	(675)	—
Offering cost associated with Warrants recorded as liabilities	41	—
Changes in assets and liabilities
Accounts receivable	(2,648)	1,892
Other assets	(2,514)	(405)
Deferred sales commissions	(5,347)	(1,985)
Accounts payable	1,725	460
Accrued expenses	1,225	1,696
Deferred revenue	(54)	145
Operating lease liabilities	(1,202)	(904)
Other long-term liabilities	(2)	(5)
Net cash provided by (used in) operating activities	(59,144)	3,625
Investing activities:
Purchases of property and equipment	(1,210)	(434)
Acquisition of businesses, net of cash acquired	—	(20)
Asset acquisition	1,326	—
Net cash provided by (used in) investing activities	116	(454)
Financing activities:
Proceeds from Merger and PIPE financing, net of cash paid	157,383	—
Repayment on loan payable	(1,676)	(864)
Repayment of drawdown on line of credit	(4,672)	4,672
Debt issuance costs	(153)	—
Payment of contingent consideration liability	(5,969)	—
Repayments on finance lease obligations	(331)	(582)
Net cash provided by financing activities	144,582	3,226
Effect of foreign currency translation	(40)	(102)
Net increase in cash, cash equivalents and restricted cash	85,514	6,295
Cash, cash equivalents, and restricted cash beginning of period	19,566	16,513
Cash, cash equivalents, and restricted cash end of period	$105,080	$22,808

	For the nine months ended September 30,
	2021	2020
Supplemental disclosure of cash flow information:
Interest paid	$2,828	$2,836
Income taxes paid	237	181
Supplemental schedule of noncash investing activities:
Additional right-of-use assets	$3,246	$997

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets (dollars in thousands):

	As of September 30,
	2021	2020
Cash and cash equivalents	$104,980	$21,348
Restricted cash, current	—	1,360
Restricted cash, net of current	100	100
Total cash, cash equivalents and restricted cash	$105,080	$22,808

Non-GAAP Financial Measures
Management uses non-GAAP financial measures to evaluate operating performance. We believe non-GAAP financial measures provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors.

Adjusted EBITDA
We monitor Adjusted EBITDA, a non-generally accepted accounting principle (“Non-GAAP”) financial measure, to analyze our financial results and believe that it is useful to investors, as a supplement to U.S. GAAP measures, in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and our calculation of Adjusted EBITDA may differ from that of other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our consolidated financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net income (loss). We calculate Adjusted EBITDA as net income (loss) before (i) depreciation and amortization, (ii) stock-based compensation, (iii) interest expense, net and other expense, net, (iv) provision (benefit from) for income taxes, and (v) other items that do not directly affect what we consider to be our core operating performance.

Non-GAAP Gross Profit and Non-GAAP Gross Margin Percentage
U.S. GAAP defines gross profit as revenue less cost of revenue. Cost of revenue includes all expenses associated with our various product offerings. We define Non-GAAP gross profit as gross profit after adding back the following items: (i) depreciation and amortization; (ii) long-term equity incentive bonus and stock-based compensation expense; and (iii) other non-recurring expenses. We add back depreciation and amortization, long-term equity incentive bonus and stock-based compensation expense and other non-recurring expenses because they are one-time or non-cash items. We eliminate the impact of these one-time or non-cash items because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe showing Non-GAAP gross margin to remove the impact of these one-time or non-cash expenses is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin percentage by dividing Non-GAAP gross profit by revenue, expressed as a percentage of revenue.

Management uses Non-GAAP gross profit and Non-GAAP gross margin percentage to evaluate operating performance and to determine resource allocation among our various product offerings. We believe Non-GAAP gross profit and Non-GAAP gross margin percentage provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors. Non-GAAP gross profit and Non-GAAP gross margin percentage may not be comparable to similarly titled measures of other companies because other companies may not calculate Non-GAAP gross profit and Non-GAAP gross margin percentage or similarly titled measures in the same manner as we do.

Please see tables below for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures for the periods presented.

GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited) (Dollars in thousands)

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2021	2020	2021	2020
Net loss	$(11,344)	$(330)	$(91,362)	$(4,402)
Non-GAAP adjustments:
Depreciation and amortization	1,628	1,502	4,834	4,519
Long-term equity incentive bonus and stock-based compensation expense	2,069	252	72,035	749
Interest expense, net	1,033	973	2,918	2,926
Change in the fair value of warrant liability	(300)	—	(675)	—
Other expense (income), net	(460)	(6)	(435)	76
Acquisition and financing related fees and expenses	480	—	1,521	25
Transaction-related costs	531	—	1,834	—
Golden Gate Capital management fee expenses	(11)	171	135	602
Provision for income taxes	100	116	187	529
Adjusted EBITDA	$(6,274)	$2,678	$(9,008)	$5,024

GAAP Gross Profit to Adjusted Gross Profit
(Unaudited) (Dollars in thousands)

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2021	2020	2021	2020
Gross profit	$17,028	$15,708	$41,091	$45,147
Depreciation and amortization	927	944	2,785	2,864
Long-term equity incentive bonus and stock-based compensation expense	190	68	9,877	100
Non-GAAP gross profit	$18,145	$16,720	$53,753	$48,111
Non-GAAP gross margin %	59.5%	65.9%	61.5%	64.7%

Contacts
Investor Contacts:
Alexis Waadt
awaadt@livevox.com

Ryan Gardella
livevoxIR@icrinc.com

Press contacts:
Nick Bandy
nbandy@livevox.com

Katie Creaser
livevoxPR@icrinc.com

Source: LiveVox Holdings, Inc.